Filed in The District Court of Travis County, Texas
AUG 20 2019 SC
At 10:50 A.M.
Velva L. Price, District Clerk

CAUSE NO. D-1-GN-19-004708

MICHAEL DELAGARZA and CIPHERLOC, INC., Plaintiffs, v. TOM WILKINSON, ANTHONY AMBROSE, ZEYNEP YOUNG and DAVID CHASTEEN, Defendants.	§ § § § § § § § § § § § § §	IN THE DISTRICT COURT OF TRAVIS COUNTY, TEXAS 53rd JUDICIAL DISTRICT

ORDER GRANTING REQUEST FOR
TEMPORARY RESTRAINING ORDER

Michael DeLaGarza ("DeLaGarza") and Cipherloc, Inc. ("Cipherloc"), Plaintiffs in this cause, filed a verified petition for a temporary injunction and, in connection therewith, presented an application for a temporary restraining order, as set forth in Plaintiffs' verified petition. Plaintiffs bring this action under the declaratory judgment act. It clearly appears from the facts set forth in Plaintiffs' verified petition that unless Tom Wilkinson, Anthony Ambrose, Zeynep Young and David Chasteen (collectively "Defendants"), are immediately restrained from acting as board members of Cipherloc, Inc., Defendants will cause Plaintiffs irreparable harm before notice can be given and a hearing is had on Plaintiffs' motion for a temporary injunction; and that if the commission of these acts is not restrained immediately, Plaintiffs will suffer damages, some of which cannot be ascertained by appropriate legal standards or remedied by money damages. ~~Additionally, Plaintiffs will suffer irreparable injury because Plaintiffs' reputation will continue to be harmed by Defendants' unauthorized exercise of corporate authority.~~ JON

Pursuant to TEX. R. CIV. P. 680 and TEX. CIV. PRAC. & REM. CODE §65.001 et seq., and in

order to preserve the status quo during the pendency of this action, Plaintiff's application for a temporary restraining order is hereby **GRANTED**.

IT IS, THEREFORE, ORDERED THAT Defendants in this cause, including any agents, servants, employees, independent contractors, attorneys, representatives, and those persons or entities in active concert or participation with them (collectively, the "Restrained Parties") be, and hereby are restrained and enjoined from the date of entry of this order until and to the fourteenth day after entry or until further order of this Court as follows:

a. from ~~contacting~~ terminating any employee, ~~former employee~~, contractor or ~~former~~ contractor of Cipherloc;

~~b. from interfering with the rehiring of any employee, former employee, contractor or former contractor of Cipherloc; or~~

~~c.~~ b from negotiating contracts, contracting on behalf of, or terminating the contracts of Cipherloc

~~d. from holding oneself out as acting or actually acting as an agent of Cipherloc~~

c from spending any Cipherloc funds; except in the normal course of business;

~~f. from interfering with Albert Carlson, Sammy Davis or DeLaGarza in exercising their duties as directors or officers in the ordinary course of Cipherloc's business; or~~

~~g. from acting or purporting to act as a director of the Cipherloc.~~

E.S.

POSTED

IT IS FURTHER ORDERED that a hearing on the Plaintiff's application for temporary injunction is set for hearing on August ~~26~~ 29 2019, at 9:00: a.m., in the courtroom in the referenced District Court of Travis County, Texas, then and there to show cause, if any there be, why a temporary injunction should not be issued as requested by Plaintiff. The clerk of the court is hereby directed to issue a show cause notice to Defendants to appear at the temporary injunction hearing.

The clerk of the above-entitled Court shall forthwith, on the filing by Plaintiff of the bond hereinafter required, and on approving the same according to the law, issue a temporary restraining order in conformity with the law and the terms of this order.

This order shall not be effective unless and until Plaintiff executes and files with the clerk a

bond, in conformity with the law, or cash deposit in lieu thereof, in the amount of $5,000 —.

All persons receiving notice of this Order, and all agents, employees or representatives of any of them, are authorized to take such action as reasonably authorized by this Order and reasonably necessary to give effect to the provision of this Order.

Date signed: August 19, 2019 at 1:03 p.m.

[signature]
Judge Presiding